Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of II-VI Incorporated and management’s report on the effectiveness of internal control over financial reporting dated September 9, 2005, appearing in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 2005.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

November 11, 2005